Utz Brands Announces Continued Acceleration of Supply Chain Transformation Strategy and Completes Term Loan Repricing

•Disposition of two manufacturing facilities to Our Home™
•Total cash proceeds received of $18.5 million
•Net cash proceeds to be deployed to reduce long-term debt and add cash to balance sheet
•Our Home™ to offer employment to Utz associates as part of transition
•Completed repricing of $630 million Term Loan resulting in a lower interest rate

HANOVER, PA., April 18, 2024 – Utz Brands, Inc. (NYSE: UTZ) (“Utz” or the “Company”), a leading U.S. manufacturer of branded salty snacks, today announced that certain of its subsidiaries including Utz Quality Foods, LLC have entered into a definitive agreement for the sale of certain assets to Our Home™ (“Our Home”). Under the agreement, affiliates of Our Home have agreed to purchase the Company’s Berlin, PA, and Fitchburg, MA manufacturing facilities and certain related assets. This follows a separate transaction in February 2024, in which Our Home purchased three manufacturing facilities and two brands from Utz.

Following the closing of the transactions, Utz and Our Home will operate under a Transition Services Agreement for up to 12 months. The total consideration for the transactions is $18.5 million, subject to customary adjustments, and the transactions are expected to close on April 22, 2024. In addition, post-closing, Our Home will co-manufacture certain Utz products for a period of time under the terms of a co-manufacturing agreement. Our Home plans to continue to operate and grow the manufacturing facilities under its platform while offering employment to Utz associates working in those facilities as part of the transition.

Howard Friedman, Chief Executive Officer of Utz, said, “This transaction will allow us to focus on the next phase of our optimization efforts as we invest in our remaining facilities and continue to deliver on our value creation initiatives. We now operate eight primary manufacturing facilities, down from 16 in 2021, allowing us to allocate more volume to our larger manufacturing facilities and better leverage our fixed costs. This is all consistent with the supply chain transformation strategy we outlined at our 2023 Investor Day.”

Aaron Greenwald, Founder and Chief Executive Officer of Our Home, said, “We are thrilled to announce this acquisition from Utz as it further scales Our Home’s snacking platform and manufacturing footprint, providing us the ability to manufacture potato chips, puffed snacks and popcorn across our better-for-you brands.”

Financial Benefits of the Plant Disposition Transactions and Advisors

The transactions are expected to provide approximately $14 million in after-tax net proceeds, which Utz will use to pay down its long-term debt (~$9M) and add cash to the balance sheet (~$5M). The debt reduction is expected to modestly lower interest expense in fiscal 2024 based on the Company’s current outlook for interest rates.

The Company expects the impact of the transactions to be accretive to its Adjusted Earnings Per Share on a full-year basis in 2024, reflecting the benefit of the transition services agreement and the use of net proceeds from the sale to pay down long-term debt and reduce interest expense. Relative to the update we provided on our fiscal year 2023 earnings call in February 2024, the Company does not expect this transaction to materially change the pacing of targeted supply chain network optimization cost savings of approximately $45 million to be achieved from 2024 through 2026.

RBC Capital Markets LLC is serving as exclusive financial advisor and Cozen O’Connor P.C. is serving as legal advisor to Utz Brands, Inc. Winston & Strawn LLP is serving as legal advisor to Our Home.

Term Loan Repricing

Utz announced today that it has successfully completed a repricing of its $630 million Term Loan (“Term Loan”) due in January 2028. The repricing reduces the applicable interest rate on the Term Loan by approximately 36 bps (assuming one-month SOFR) from Term SOFR plus a credit spread adjustment plus 3.00% to Term SOFR plus 2.75%. There are no changes to the maturity of the Term Loan following this repricing and all other terms are substantially unchanged. Under the amended terms of the Term Loan, the Company estimates that the repricing of debt will produce cash interest expense savings of approximately $2 million annually.

Investor Contact
Kevin Powers
Utz Brands, Inc.
kpowers@utzsnacks.com

Media Contact
Kevin Brick
Utz Brands, Inc.
kbrick@utzsnacks.com

About Utz Brands, Inc.

Utz Brands, Inc. (NYSE: UTZ) manufactures a diverse portfolio of savory snacks through popular brands including Utz®, On The Border® Chips & Dips, Golden Flake®, Zapp’s®, Boulder Canyon®, Hawaiian Brand®, and TORTIYAHS!®, among others.

After a century with strong family heritage, Utz continues to have a passion for exciting and delighting consumers with delicious snack foods made from top-quality ingredients. Utz’s products are distributed nationally through grocery, mass merchandisers, club, convenience, drug, and other channels. Based in Hanover, Pennsylvania, Utz has multiple manufacturing facilities located across the U.S. to serve our growing customer base. For more information, please visit www.utzsnacks.com or call 1‐800‐FOR‐SNAX.

Investors and others should note that Utz announces material financial information to its investors using its investor relations website (https://investors.utzsnacks.com/investors/default.aspx), U.S. Securities and Exchange Commission filings, press releases, public conference calls, and webcasts. Utz uses these channels, as well as social media, to communicate with our stockholders and the public about the Company, the Company’s products and other Company information. It is possible that the information that Utz posts on social media could be deemed to be material information. Therefore, Utz encourages investors, the media, and others interested in the Company to review the information posted on the social media channels listed on Utz’s investor relations website.

About Our Home

Our Home is a leading, independent Better-For-You snack platform that provides delicious, wholesome snacks at a great value. The company strives to create nourishing snacks that offer a warm and welcoming sense of familiarity to communities, catering to every occasion and satisfying various cravings. This commitment is demonstrated through the company's ownership of production and manufacturing facilities spanning all snack sub-categories, and a portfolio of brands that includes Food Should Taste Good®, Popchips®, Real Food From The Ground Up®, Good Health®, R.W. Garcia® and YOU NEED THIS®.

For more information on Our Home, visit our-home.com.

Non-GAAP Financial Measures:
Utz uses non-GAAP financial information and believes it is useful to investors as it provides additional information to facilitate comparisons of historical operating results, identify trends in our underlying operating results and provide additional insight and transparency on how we evaluate the business. We use non-GAAP financial measures to budget, make operating and strategic decisions, and evaluate our performance. These non-GAAP financial measures do not represent financial performance in accordance with generally accepted accounted principles in the United States (“GAAP”) and may exclude items that are significant in understanding and assessing financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the presentation of these measures may not be comparable to similarly titled measures used by other companies.

Management believes that non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies. We believe that these non-GAAP measures of financial results provide useful information to investors regarding certain financial and business trends relating to the financial condition and results of operations of the Company to date and that the presentation of non-GAAP financial measures is useful to investors in the evaluation of our operating performance compared to other companies in the salty snack industry, as similar measures are commonly used by the companies in this industry. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

Utz uses Adjusted Earnings Per Share, a non-GAAP financial measure, in its financial communications, and in the future could use others. “Adjusted Earnings Per Share” is defined as Adjusted Net Income (as defined, herein) divided by the weighted average shares outstanding for each period on a fully diluted basis, assuming the Private Placement Warrants are net settled and the Shares of Class V Common Stock held by Continuing Members is converted to Class A Common Stock. “Adjusted Net Income” is defined as Net Income excluding the additional Depreciation and Amortization expense, a non-cash item, related to the Business Combination with Collier Creek Holdings and the acquisitions of Kennedy Endeavors, Kitchen Cooked, Inventure, Golden Flake, Truco Enterprises, R.W. Garcia and Festida. In addition, Adjusted Net Income is also adjusted to exclude deferred financing fees, interest income, and expense relating to IO loans and certain non-cash items, such as those related to stock-based compensation, hedging, and purchase commitments adjustments, asset impairments, acquisition and integration costs, business transformation initiatives, remeasurement of warrant liabilities and financing-related costs. Lastly, Adjusted Net Income normalizes the income tax provision to account for the above-mentioned adjustments.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this press release include, without limitation, statements related to the planned sale of the Berlin, PA and Fitchburg, MA manufacturing facilities and certain related assets and the timing and financing thereof; the anticipated interest expense savings from the repricing of the Term Loan; and the expected impact of the planned transactions, including without limitation, the expected impact on Utz’s overall market position, the Company’s projected retail sales, net sales, Adjusted EBITDA and Adjusted Earnings Per Share, included in this press release. Utz’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Utz’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Utz’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: whether and when the closing conditions will be satisfied and whether and when the transaction will close, whether and when Utz will be able to realize the expected financial results and accretive effect of the divestiture, and how customers, competitors, suppliers and employees will react to the divestiture; the Company’s compliance with forward-looking elements of the agreement, including but not limited to, certain post-closing covenants related to the transactions and the rights of Our Home to indemnification and other remedies under the agreement in the event the Company fails to comply with such covenants or otherwise breaches the agreement; the inability of Utz to maintain the listing of Utz’s Class A Common Stock on the New York Stock Exchange; the inability of Utz to develop and maintain effective internal controls; the risk that Utz’s gross profit margins may be adversely impacted by a variety of factors, including variations in raw materials pricing, retail customer requirements and mix, sales velocities and required promotional support; changes in consumers’ loyalty to the Company’s brands due to factors beyond Utz’s control; changes in demand for Utz’s products affected by changes in consumer preferences and tastes or if Utz is unable to innovate or market its products effectively; costs associated with building brand loyalty and interest in Utz’s products, which may be affected by Utz’s competitors’ actions that result in Utz’s products not suitably differentiated from the products of competitors; fluctuations in results of operations of Utz from quarter to quarter because of changes in promotional activities; the possibility that Utz may be adversely affected by other economic, business or competitive factors; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Forward-Looking Statements” in Utz’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on February 29, 2024. There may be additional risks that Utz considers immaterial or which are unknown. It is not possible to predict or identify all such risks. Utz cautions that the foregoing list of factors is not exclusive. Utz cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Utz does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as otherwise required by law.